UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(D) Of
The Securities Exchange Act of 1934

DATE OF EARLIEST EVENT REPORTED: December 6, 2013
DATE OF REPORT: December 10, 2013

GENERATION ZERO GROUP, INC.
 (Exact Name of Registrant As Specified In Its Charter)

NEVADA	333-146405	20-5465816
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

13663 PROVIDENCE ROAD,
 SUITE #253
WEDDINGTON, NC  28104
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(470) 809-0707
(REGISTRANT'S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On December 6, 2013, Richard Morrell’s retirement account loaned the Company $100,000 which was evidenced by a Convertible Promissory Note (described in greater detail below under Item 5.02).

The Company claims an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) for the issuances because the transactions did not involve a public offering, the investor was an accredited investor and/or had access to information about the Company and his investment as would be provided in a Registration Statement under the Act, the investor took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. None of the securities may be re-offered or resold absent either registration under the Act or the availability of an exemption from the registration requirement.

ITEM 8.01.   OTHER EVENTSW

Related Party Transactions With Mr. Morrell

On December 6, 2013, Mr. Morrell’s retirement account loaned the Company $100,000, which was evidenced by a Convertible Promissory Note (the “Convertible Note”).  The Convertible Note accrues interest at the rate of 10% per annum (14% per annum upon an event of default) with such interest payable month and has a maturity date of November 30, 2015.  The Convertible Note is convertible into shares of the Company’s common stock from time to time at the option of Mr. Morrell at a conversion price of $0.08 per share.  The Company is required to provide Mr. Morrell at least thirty, but not more than sixty days prior notice in the event the Company desires to pre-pay the Convertible Note.  Mr. Morrell previously loaned the Company $25,000 on July 11, 2013 with similar terms as the Convertible Note.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Convertible Promissory Note with retirement account of Richard M. Morrell ($100,000)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATION ZERO GROUP, INC.

Date: December 10, 2013	By: /s/ Richard M. Morrell
Richard M. Morrell
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Convertible Promissory Note with retirement account of Richard M. Morrell ($100,000)